Exhibit 99.1

SWELLPATH INC.

FINANCIAL STATEMENTS

FOR THE PERIODS DECEMBER 31, 2014 AND DECEMBER 31, 2013

SwellPath Inc.

For the Period December 31, 2014 and December 31, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
SwellPath, Inc.

We have audited the accompanying balance sheets of SwellPath, Inc. (the “Company”) as of December 31, 2014 and 2013 and the related statements of operations, changes in shareholders’ equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014 and 2013 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/Li and Company, PC
Li and Company, PC

Skillman, New Jersey
June 05, 2015

SWELLPATH INC.

BALANCE SHEET

Assets	December 31, 2014	December 31, 2013
Current Assets
Cash	$19,142	$20,672
Accounts receivable, net	258,616	102,175
Total Current Assets	277,758	122,847

Total Assets	$277,758	$122,847

Liabilities and Shareholders' Equity

Current Liabilities
Accounts payable	$41,645	$12,146
Accrued liabilities	88,173	16,557
Credit card payable	25,027	3,227
Line of credit	25,000	25,000
Total Current Liabilities	179,845	56,930

Total Liabilities	$179,845	$56,930

Commitment and Contingencies

Shareholders' Equity
Common share, no par value; 10,000,000 shares authorized; 3,818,182 and 4,593,750 issued and outstanding as of December 31, 2014 and 2013, respectively	4,804	4,804
Additional paid-in capital	20,218	8,682
Treasury share, at cost: 2,181,818 and 1,460,250 shares held at December 31, 2014 and 2013, respectively	(209,612)	(110,708)
Retained earnings	282,503	163,139
Total Shareholders’ equity	97,913	65,917

Total Liabilities and Shareholders' Equity	$277,758	$122,847

The accompanying notes are an integral part of these financial statements

SWELLPATH INC.

STATEMENT OF OPERATIONS

	For the Years Ended
	December 31, 2014	December 31, 2013
Project revenue	$358,175	$370,325
Recurring revenue	1,482,012	915,150
Total revenue	1,840,187	1,285,475

Cost of revenues	882,077	792,434

Gross margin	958,110	493,041

Operating expenses
Marketing & sales	243,997	109,875
Compensation	389,714	179,965
General and administrative expenses	203,102	160,589
Total operating expenses	836,813	450,429

Income from operations	121,297	42,612

Other expense
Interest expense	(1,933)	(1,363)
Other expense, net	(1,933)	(1,363)

Income before income tax provision	119,364	41,249

Income tax provision	-	-

Net income	$119,364	$41,249

The accompanying notes are an integral part of these financial statements

SWELLPATH INC.

STATEMENT OF OPERATIONS

STATEMENTS OF SHAREHOLDERS’ EQUITY

	Common share		Treasury share
	Shares	Amount	Shares	Amount	Additional paid in capital	Retained earnings	Total Equity

Balance at January 1, 2012	5,764,706	$4,804	235,294	$(11,804)	$-	$121,890	$114,890
Common share repurchase	(1,170,956)	-	1,170,956	(98,904)	-	-	(98,904)
Value of share options earned during the period	-	-	-	-	8,682	-	8,682
Net income	-	-	-	-	-	41,249	41,249
Balance at December 31, 2013	4,593,750	4,804	1,406,250	(110,708)	8,682	163,139	65,917
Common share repurchase	(775,568)	-	775,568	(98,904)	-	-	(98,904)
Value of share options earned during the period	-	-	-	-	11,536	-	11,536
Net income	-	-	-	-	-	119,364	119,364
Balance at December 31, 2014	3,818,182	$4,804	2,181,818	$(209,612)	$20,218	$282,503	$97,913

The accompanying notes are an integral part of these financial statements

SWELLPATH INC.

STATEMENT OF CASH FLOWS

	For the Years Ended
	December 31, 2014	December 31, 2013
Cash Flows From Operating Activities:
Net income	$119,364	$41,249
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	11,536	8,682
Changes in operating assets and liabilities:
Accounts receivable	(156,441)	30,819
Accounts payable	29,499	(9,374)
Accrued expenses	71,616	3,774
Credit card payable	21,800	(2,192)
Net Cash Provided by Operating Activities	$97,374	$72,958

Cash Flows From Financing Activities:
Proceeds from credit line	-	25,000
Repurchase of common shares	(98,904)	(98,904)
Net Cash (Used in) Financing Activities	$(98,904)	$(73,904)

Net change in cash	$(1,530)	$(946)

Cash, beginning of period	$20,672	$21,618

Cash, end of period	$19,142	$20,672

Supplemental disclosures of cash flow information:
Cash paid for interest	$1,933	$1,363

The accompanying notes are an integral part of these financial statements

 SwellPath Inc.
December 31, 2014 and 2013
Notes to the Financial Statements

Note 1	- Organization and Operations

SwellPath, Inc.

SwellPath, Inc. (“SwellPath” or the “Company”) was incorporated under the laws of the State of Oregon on December 30, 2009.  The Company provides digital analytics consulting, and digital marketing services to businesses.  The primary areas of the Company’s focus are search engine optimization consulting, pay-per-click advertising, and web analytics consulting.

Note 2	- Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application.  Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.  The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material.  The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)
Allowance for doubtful accounts: Management’s estimate of the allowance for doubtful accounts is based on historical sales, historical loss levels, and an analysis of the collectability of individual accounts; and general economic conditions that may affect a client’s ability to pay.  The Company evaluated the key factors and assumptions used to develop the allowance in determining that it is reasonable in relation to the financial statements taken as a whole.

(ii)
Sales returns and allowances: Management’s estimate of sales returns and allowances is based on an analysis of historical returns and allowance activity to establish a baseline reserve level.  The Company then evaluates whether there are any underlying product quality or other customer specific issues that require additional specific reserves above the baseline level.

(iii)
Estimates and assumptions used in valuation of equity instruments: Management estimates expected term of share options and similar instruments, expected volatility of the Company’s common shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk free rate(s) to value share options and similar instruments.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions.  After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

SwellPath Inc.
December 31, 2014 and 2013
Notes to the Financial Statements

Note 2 - Significant and Critical Accounting Policies and Practices (continued)

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB ASC (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (“U.S. GAAP”), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

The three (3) levels of fair value hierarchy are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, accounts payable, accrued liabilities, and credit cards payable approximate their fair values because of the short maturity of these instruments.

The Company’s line of credit approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2014 and 2013.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist.  Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

SwellPath Inc.
December 31, 2014 and 2013
Notes to the Financial Statements

Note 2 - Significant and Critical Accounting Policies and Practices (continued)

Accounts Receivable and Allowance for Doubtful Accounts

Pursuant to FASB ASC paragraph 310-10-35-47 trade receivables that management has the intent and ability to hold for the foreseeable future shall be reported in the balance sheet at outstanding principal adjusted for any charge-offs and the allowance for doubtful accounts.  The Company follows FASB ASC paragraphs 310-10-35-7 through 310-10-35-10 to estimate the allowance for doubtful accounts.  Pursuant to FASB ASC paragraph 310-10-35-9 losses from uncollectible receivables shall be accrued when both of the following conditions are met: (a) Information available before the financial statements are issued or are available to be issued (as discussed in Section 855-10-25) indicates that it is probable that an asset has been impaired at the date of the financial statements, and (b) The amount of the loss can be reasonably estimated.  Those conditions may be considered in relation to individual receivables or in relation to groups of similar types of receivables.  If the conditions are met, accrual shall be made even though the particular receivables that are uncollectible may not be identifiable.  The Company reviews individually each trade receivable for collectability and performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and general economic conditions that may affect a client’s ability to pay.  Bad debt expense is included in general and administrative expenses, if any.

Pursuant to FASB ASC paragraph 310-10-35-41 credit losses for trade receivables (uncollectible trade receivables), which may be for all or part of a particular trade receivable, shall be deducted from the allowance.  The related trade receivable balance shall be charged off in the period in which the trade receivables are deemed uncollectible.  Recoveries of trade receivables previously charged off shall be recorded when received.  The Company charges off its trade account receivables against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

There was no allowance for doubtful accounts at December 31, 2014 and 2013.

Off-Balance-Sheet Credit Exposures

Pursuant to FASB ASC paragraph 310-10-50-9 an entity shall disclose a description of the accounting policies and methodology the entity used to estimate its liability for off-balance-sheet credit exposures and related charges for those credit exposures.  Such a description shall identify the factors that influenced management's judgment (for example, historical losses and existing economic conditions) and a discussion of risk elements relevant to particular categories of financial instruments.

The Company does not have any off-balance-sheet credit exposure to its customers at December 31, 2014 or 2013.

Leases

Lease agreements are evaluated to determine whether they are capital leases or operating leases in accordance with paragraph 840-10-25-1 of the FASB ASC (“Paragraph 840-10-25-1”).  Pursuant to Paragraph 840-10-25-1 a lessee and a lessor shall consider whether a lease meets any of the following four criteria as part of classifying the lease at its inception under the guidance in the Lessees Subsection of this Section (for the lessee) and the Lessors Subsection of this Section (for the lessor): a. Transfer of ownership.  The lease transfers ownership of the property to the lessee by the end of the lease term. This criterion is met in situations in which the lease agreement provides for the transfer of title at or shortly after the end of the lease term in exchange for the payment of a nominal fee, for example, the minimum required by statutory regulation to transfer title. b. Bargain purchase option.  The lease contains a bargain purchase option. c. Lease term.  The lease term is equal to 75 percent or more of the estimated economic life of the leased property. d. Minimum lease payments.  The present value at the beginning of the lease term of the minimum lease payments, excluding that portion of the payments representing executory costs such as insurance, maintenance, and taxes to be paid by the lessor, including any profit thereon, equals or exceeds 90 percent of the excess of the fair value of the leased property to the lessor at lease inception over any related investment tax credit retained by the lessor and expected to be realized by the lessor.

SwellPath Inc.
December 31, 2014 and 2013
Notes to the Financial Statements

Note 2 - Significant and Critical Accounting Policies and Practices (continued)

In accordance with paragraphs 840-10-25-29 and 840-10-25-30, if at its inception a lease meets any of the four lease classification criteria in Paragraph 840-10-25-1, the lease shall be classified by the lessee as a capital lease; and if none of the four criteria in Paragraph 840-10-25-1 are met, the lease shall be classified by the lessee as an operating lease.  Pursuant to Paragraph 840-10-25-31 a lessee shall compute the present value of the minimum lease payments using the lessee's incremental borrowing rate unless both of the following conditions are met, in which circumstance the lessee shall use the implicit rate: a. It is practicable for the lessee to learn the implicit rate computed by the lessor. b. The implicit rate computed by the lessor is less than the lessee's incremental borrowing rate.  Capital lease assets are depreciated on a straight line method, over the capital lease assets estimated useful lives consistent with the Company’s normal depreciation policy for tangible fixed assets.  Interest charges are expensed over the period of the lease in relation to the carrying value of the capital lease obligation.

Operating leases primarily relate to the Company’s leases of office spaces.  When the terms of an operating lease include tenant improvement allowances, periods of free rent, rent concessions, and/or rent escalation amounts, the Company establishes a deferred rent liability for the difference between the scheduled rent payment and the straight-line rent expense recognized, which is amortized over the underlying lease term on a straight-line basis as a reduction of rent expense.

Related Parties

The Company follows subtopic 850-10 of the FASB ASC for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g.  other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business.  However, disclosure of transactions that are eliminated in the preparation of or combined financial statements is not required in those statements.  The disclosures shall include:  a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB ASC to report accounting for contingencies.  Certain conditions may exist as of the date the  financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

SwellPath Inc.
December 31, 2014 and 2013
Notes to the Financial Statements

Note 2 - Significant and Critical Accounting Policies and Practices (continued)

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Revenue Recognition

The Company provides its services primarily under time-and-materials contracts.  Revenues earned under time-and-material arrangements are recognized as services are provided.  The Company recognizes revenue from the provision of professional services when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable and (iv) collectability is reasonably assured.  Appropriate allowances for discounts are recorded concurrent with revenue recognition.

For fixed price service arrangements the company applies the proportional performance model to recognize revenue.  When customer acceptance provisions exist, the company is generally able to reliably demonstrate that the service meets, or will meet upon completion, the customer acceptance criteria.  If circumstances exist which prevent the company from verifying compliance with the acceptance provisions until the service has been completed, revenue is not recognized until compliance can be verified.

Revenues recognized in excess of the amounts invoiced to clients are classified as unbilled revenues and included in accrued liabilities in the Company’s balance sheets.  For the years ended December 31, 2014 and 2013, the balance of unbilled revenue was $23,546 and $0, respectively.

Advertising Costs

The Company expenses advertising when incurred.  Advertising expense was $15,053 and $14,408 for the years ended December 31, 2014 and 2013, respectively.

Share-Based Compensation for Obtaining Employee Services

The Company accounts for share-based payment transactions issued to employees under the guidance of the Topic 718 Compensation—Stock Compensation of the FASB ASC (“ASC Topic 718”).

Pursuant to ASC Section 718-10-20 an employee is an individual over whom the grantor of a share-based compensation award exercises or has the right to exercise sufficient control to establish an employer-employee relationship based on common law as illustrated in case law and currently under U.S. Internal Revenue Service (“IRS”) Revenue Ruling 87-41.  A nonemployee director does not satisfy this definition of employee.  Nevertheless, nonemployee directors acting in their role as members of a board of directors are treated as employees if those directors were elected by the employer’s shareholders or appointed to a board position that will be filled by shareholder election when the existing term expires.  However, that requirement applies only to awards granted to nonemployee directors for their services as directors.  Awards granted to nonemployee directors for other services shall be accounted for as awards to non-employees.

Pursuant to ASC Paragraphs 718-10-30-2 and 718-10-30-3 a share-based payment transaction with employees shall be measured based on the fair value of the equity instruments issued and an entity shall account for the compensation cost from share-based payment transactions with employees in accordance with the fair value-based method, i.e., the cost of services received from employees in exchange for awards of share-based compensation generally shall be measured based on the grant-date fair value of the equity instruments issued or the fair value of the liabilities incurred/settled.

Pursuant to ASC Paragraphs 718-10-30-6 and 718-10-30-9 the measurement objective for equity instruments awarded to employees is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options).  That estimate is based on the share price and other pertinent factors, such as expected volatility, at the grant date.  As such, the fair value of an equity share option or similar instrument shall be estimated using a valuation technique such as an option pricing model.  For this purpose, a similar instrument is one whose fair value differs from its intrinsic value, that is, an instrument that has time value.

SwellPath Inc.
December 31, 2014 and 2013
Notes to the Financial Statements

Note 2 - Significant and Critical Accounting Policies and Practices (continued)

If the Company’s common shares are traded in one of the national exchanges the grant-date share price of the Company’s common share will be used to measure the fair value of the common shares issued, however, if the Company’s common shares are thinly traded the use of share prices established in its most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Pursuant to ASC Paragraph 718-10-55-21 if an observable market price is not available for a share option or similar instrument with the same or similar terms and conditions, an entity shall estimate the fair value of that instrument using a valuation technique or model that meets the requirements in paragraph 718-10-55-11 and takes into account, at a minimum, all of the following factors:

a.	The exercise price of the option.
b.
The expected term of the option, taking into account both the contractual term of the option and the effects of employees’ expected exercise and post-vesting employment termination behavior: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding.  Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term.  The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

c.	The current price of the underlying share.
d.
The expected volatility of the price of the underlying share for the expected term of the option.  Pursuant to ASC Paragraph 718-10-55-25 a newly publicly traded entity might base expectations about future volatility on the average volatilities of similar entities for an appropriate period following their going public.  A nonpublic entity might base its expected volatility on the average volatilities of otherwise similar public entities.  For purposes of identifying otherwise similar entities, an entity would likely consider characteristics such as industry, stage of life cycle, size, and financial leverage.  Because of the effects of diversification that are present in an industry sector index, the volatility of an index should not be substituted for the average of volatilities of otherwise similar entities in a fair value measurement.   Pursuant to paragraph 718-10-S99-1 if shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.  The Company uses the average historical volatility of the comparable companies over the expected term of the share options or similar instruments as its expected volatility.

e.
The expected dividends on the underlying share for the expected term of the option.  The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

f.
The risk-free interest rate(s) for the expected term of the option.  Pursuant to ASC 718-10-55-28 a U.S. entity issuing an option on its own shares must use as the risk-free interest rates the implied yields currently available from the U.S. Treasury zero-coupon yield curve over the contractual term of the option if the entity is using a lattice model incorporating the option’s contractual term.  If the entity is using a closed-form model, the risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term used as the assumption in the model.

Pursuant to ASC Paragraphs 718-10-30-11 and 718-10-30-17 a restriction that stems from the forfeitability of instruments to which employees have not yet earned the right, such as the inability either to exercise a non-vested equity share option or to sell non-vested shares, is not reflected in estimating the fair value of the related instruments at the grant date.  Instead, those restrictions are taken into account by recognizing compensation cost only for awards for which employees render the requisite service and a non-vested equity share or non-vested equity share unit awarded to an employee shall be measured at its fair value as if it were vested and issued on the grant date.

SwellPath Inc.
December 31, 2014 and 2013
Notes to the Financial Statements

Note 2 - Significant and Critical Accounting Policies and Practices (continued)

Pursuant to ASC Paragraphs 718-10-35-2 and 718-10-35-3 the compensation cost for an award of share-based employee compensation classified as equity shall be recognized over the requisite service period, with a corresponding credit to equity (generally, paid-in capital).  The requisite service period is the period during which an employee is required to provide service in exchange for an award, which often is the vesting period.  The total amount of compensation cost recognized at the end of the requisite service period for an award of share-based compensation shall be based on the number of instruments for which the requisite service has been rendered (that is, for which the requisite service period has been completed).  An entity shall base initial accruals of compensation cost on the estimated number of instruments for which the requisite service is expected to be rendered.  That estimate shall be revised if subsequent information indicates that the actual number of instruments is likely to differ from previous estimates.  The cumulative effect on current and prior periods of a change in the estimated number of instruments for which the requisite service is expected to be or has been rendered shall be recognized in compensation cost in the period of the change.  Previously recognized compensation cost shall not be reversed if an employee share option (or share unit) for which the requisite service has been rendered expires unexercised (or unconverted).

Under the requirement of ASC Paragraph 718-10-35-8 the Company made a policy decision to recognize compensation cost for an award with only service conditions that has a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Income Taxes

The Company was a Subchapter S corporation from its inception through December 31, 2014, as such the Company was treated as a pass through entity for federal income tax purposes.  Under Subchapter S of the Internal Revenue Code shareholder of an S corporation are taxed separately on their distributive share of the S corporation’s income whether or not that income is actually distributed.

The income allocable to each shareholder is subject to examination by federal and state taxing authorities. In the event of an examination of the income tax returns, the tax liability of the shareholders could be changed if an adjustment in the income is ultimately determined by the taxing authorities.

Accordingly, these financial statements do not reflect a provision for income taxes. Minimum and franchise taxes assessed by states and local agencies are reported in general and administrative expenses in the statements of operations.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB ASC for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB ASC to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB ASC.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB ASC for the disclosure of subsequent events.  The Company will evaluate subsequent events through the date when the financial statements are issued.   Pursuant to ASU 2010-09 of the FASB ASC, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

SwellPath Inc.
December 31, 2014 and 2013
Notes to the Financial Statements

Note 2 - Significant and Critical Accounting Policies and Practices (continued)

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued the FASB Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”).  This guidance amends the existing FASB ASC, creating a new Topic 606, Revenue from Contracts with Customer.  The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

1.	Identify the contract(s) with the customer
2.	Identify the performance obligations in the contract
3.	Determine the transaction price
4.	Allocate the transaction price to the performance obligations in the contract
5.	Recognize revenue when (or as) the entity satisfies a performance obligations

The ASU also provides guidance on disclosures that should be provided to enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue recognition and cash flows arising from contracts with customers.  Qualitative and quantitative information is required about the following:

1.
Contracts with customers – including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations (including the transaction price allocated to the remaining performance obligations).

2.
Significant judgments and changes in judgments – determining the timing of satisfaction of performance obligations (over time or at a point in time), and determining the transaction price and amounts allocated to performance obligations.

3.	Assets recognized from the costs to obtain or fulfill a contract.

ASU 2014-09 is effective for periods beginning after December 15, 2016, including interim reporting periods within that reporting period for all public entities.  Early application is not permitted.

In June 2014, the FASB issued the FASB Accounting Standards Update No. 2014-12 “Compensation—Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period” (“ASU 2014-12”).  The amendments clarify the proper method of accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period.  This Update requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition.  The performance target should not be reflected in estimating the grant-date fair value of the award.  Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted.

In January 2015, the FASB issued the FASB Accounting Standards Update No. 2015-01 “Income Statement—Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items” (“ASU 2015-01”).  This Update eliminates from GAAP the concept of extraordinary items and the requirements in Subtopic 225-20 for reporting entities to separately classify, present, and disclose extraordinary events and transactions.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015.  Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption.

In February 2015, the FASB issued the FASB Accounting Standards Update No. 2015-02 “Consolidation (Topic 810) - Amendments to the Consolidation Analysis” (“ASU 2015-02”) to improve certain areas of consolidation guidance for reporting organizations (i.e., public, private, and not-for-profit) that are required to evaluate whether to consolidate certain legal entities such as limited partnerships, limited liability corporations, and securitization structures (e.g., collateralized debt/loan obligations).

SwellPath Inc.
December 31, 2014 and 2013
Notes to the Financial Statements

Note 2 - Significant and Critical Accounting Policies and Practices (continued)

All legal entities are subject to reevaluation under the revised consolidation model. Specifically, the amendments:
•	Eliminating the presumption that a general partner should consolidate a limited partnership.
•
Eliminating the indefinite deferral of FASB Statement No. 167, thereby reducing the number of Variable Interest Entity (VIE) consolidation models from four to two (including the limited partnership consolidation model).

•
Clarifying when fees paid to a decision maker should be a factor to include in the consolidation of VIEs.  Note: a VIE is a legal entity in which consolidation is not based on a majority of voting rights.

•	Amending the guidance for assessing how related party relationships affect VIE consolidation analysis.
•	Excluding certain money market funds from the consolidation guidance.

The amendments in this Update are effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015.  Early adoption is permitted, including adoption in an interim period.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

Note 3	– Line of Credit

At December 31, 2014 and 2013, the Company held a line of credit through Umpqua Bank in the amount of $25,000, expiring annually on February 1, 2015 and 2014, respectively.  The line was renewed in January through February 1, 2016.  Amounts borrowed under the line of credit are charged interest at 6.75% per annum.  The line is collateralized by substantially all assets of the Company and personally guaranteed by the two shareholders.

Note 4	- Related Party Transactions

Related Parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship	Related Party Transactions	Business Purpose of transactions

John Koenig	Co-founder and significant shareholder	Share redemption	Divesting of common

Shareholder Redemption Agreement

There is a redemption agreement in place with John Koenig, a co-founder of the Company, to purchase back the Company’s shares at fixed dates.  The history of the payments that were made, and number of shares that were transferred, is outlined below.

Date	Shares	Price
July 31, 2012	235,294	$12,000
Total 2012	235,294	$12,000

SwellPath Inc.
December 31, 2014 and 2013
Notes to the Financial Statements

Note 4 - Related Party Transactions (continued)

Date	Shares	Price
January 1, 2013	119,906	$8,242
February 1, 2013	115,019	8,242
March 1, 2013	110,426	8,242
April 1, 2013	106,102	8,242
May 1, 2013	102,027	8,242
June 1, 2013	98,183	8,242
July 1, 2013	94,551	8,242
August 1, 2013	91,118	8,242
September 1, 2013	87,868	8,242
October 1, 2013	84,789	8,242
November 1, 2013	81,869	8,242
December 1, 2013	79,098	8,242
Total 2013	1,170,956	$98,904

Date	Shares	Price
January 1, 2014	76,464	$8,242
February 1, 2014	73,961	8,242
March 1, 2014	71,578	8,242
April 1, 2014	69,308	8,242
May 1, 2014	67,145	8,242
June 1, 2014	65,081	8,242
July 1, 2014	63,111	8,242
August 1, 2014	61,230	8,242
September 1, 2014	59,431	8,242
October 1, 2014	57,710	8,242
November 1, 2014	56,063	8,242
December 1, 2014	54,486	8,242
Total 2014	775,568	$98,904

Date	Shares	Price
To be purchased in 2015

January 1, 2015	52,974	$8,242
February 1, 2015	51,524	8,242
March 1, 2015	50,133	8,242
April 1, 2015	48,797	8,242
May 1, 2015	47,514	8,242
June 1, 2015	46,282	8,242
July 1, 2015	45,096	8,242
August 1, 2015	43,955	8,242
September 1, 2015	42,858	8,242
October 1, 2015	41,800	8,242
November 1, 2015	40,782	8,242
December 1, 2015	39,800	8,242
Total 2015	52,974	$8,242

The redeemed common share is shown in the Statement of Changes in Shareholders’ Equity as treasury shares.

Note 5	- Shareholders’ Equity

Common Shares & Authorized Shares

The company was formed as an S-Corp on December 30, 2009. 1,000 shares were authorized and issued to the two co-founders.    On January 27, 2012 the Company restated the Articles of Incorporation.  The total authorized Common Shares were increased to 10,000,000 shares.  The existing shares were split 6000-for-1, bringing the total shares issued and outstanding to 6,000,000.

SwellPath Inc.
December 31, 2014 and 2013
Notes to the Financial Statements

Note 5 - Shareholders’ Equity (continued)

Equity Incentive Plan

An equity incentive plan was put in place on January 27, 2012.  An additional 1,500,000 shares were authorized to be distributed to key employees and advisors.  The plan was amended on March 31, 2013, and an additional 2,000,000 shares were authorized. A total of five share options grants were created as part of that plan.

The fair value of share option grants was calculated on the date of the grant using the Black-Scholes option pricing model.  Compensation expense is recognized over the period of service.  As of December 31, 2014, the Company granted 2,150,000 options to certain employees according to the table below.

Option Issue	Grant Date	Number of Option Shares	Value
Group 1	January 1, 2013	150,000	$4,839
Group 2	March 31, 2013	1,000,000	33,400
Group 3	July 7, 2014	1,000,000	19,622
Total		2,150,000	$57,861

For the years ended December 31, 2014 and 2013 the value of the options earned was $11,536 and $8,682, respectively.

For each group above, the following assumptions were used in the Black-Scholes options pricing model to estimate the fair value of share options for the year ended December 31, 2014 and 2013:

Group 1
Fair value of Company’s share options	$4,839
Volatility	50.23%
Shares price	$0.11
Exercise price	$0.11
Estimated life	10 years
Risk free interest rate (based on 2-Year Treasury Bond rate as of January 2, 2013)	0.27%

Group 2
Fair value of Company’s share options	$33,400
Volatility	50.46%
Shares price	$0.12
Exercise price	$0.12
Estimated life	10 years
Risk free interest rate (based on 2-Year Treasury bond rate as of March 31, 2013)	0.25%

Group 2
Fair value of Company’s share options	$19,622
Volatility	45.43%
Shares price	$0.13
Exercise price	$0.13
Estimated life	10 years
Risk free interest rate (based on 1-Year Treasury bond rate as of July 7, 2014)	0.12%

Note 6	- Commitments and Contingencies

Employment Agreement - Officer

Michael Wienick was hired as the Chief Operation Officer (COO) and began employment with the company on July 7th, 2014. The employment agreement outlines an initial base salary of $130,000, a quarterly bonus agreement based on the increase retainer-based revenue, and share options grants.  The officer waived the options in March 2015.  The employment agreement also provided for a car allowance, parking reimbursement, mobile phone reimbursement, and health insurance benefits.

SwellPath Inc.
December 31, 2014 and 2013
Notes to the Financial Statements

Note 6 - Commitments and Contingencies (continued)

Operating Leases

Portland, Oregon

The Company signed thirty-eight (38) month lease agreement for its office facilities in October 2013 which expires in December 2016.  The lease required base monthly rent of $0 for the initial 2 months, $5,973 for months 3-12, $6,151 for months 13-24, and $6,336 for months 25-38.  The rent escalates in increments of 2.5% each year thereafter.  Rent expense will be recognized on a straight line basis over the term of the lease.  The lease contains one option to renew for a term of thirty-six (36) months.

Rent expense was $72,032 and $0 for the years ended December 31, 2014 and 2013, respectively.

Minneapolis, Minnesota

In June 2014, the Company entered into a twelve (12) month lease agreement for a second office.  The monthly rental payments are $1,000.  In March 2015, the Company agreed to extend the lease through June 2016.  In June 2015 monthly rental payments will increase to $1,100.  Rent expense for the year ended December 31, 2014 was $7,000.

Future minimum lease payments under these non-cancelable operating leases are approximately as follows:

Fiscal Year Ending December, 31
2015	$86,882
2016	88,968
Total payments	$175,850

Note 7	- Concentrations and Credit Risks

Revenues

For the years ended December 31, 2014 and 2013, the Company had no customers that accounted for more than 10% of the Company’s total revenues.  The Company’s sales to its top five customers accounted for approximately 25% and 27%, respectively, of revenues during the years ended December 31, 2014 and 2013.  During the years ended December 31, 2014 and 2013, the Company had no foreign customers accounting for any of its revenues.

Accounts Receivable

For the year ended December 31, 2014 and 2013, the Company had approximately 44% of its accounts receivable balance held by five customers.  During each of the years ended December 31, 2014 and 2013, the Company had two customers accounting for more than 10% each of its accounts receivables balance.

Accounts Payable

For the years ended December 31, 2014 and 2013, the Company had approximately 91% and 93%, respectively, of its accounts payable balances held by its top five vendors, respectively.  During each of these same periods, the Company had four and three, respectively, of its vendors accounting for more than 10% each of the Company’s accounts payables balance.

Note 8	– Income Taxes

From inception through December 31, 2014, the Company was taxed as an S Corporation under the Internal Revenue Code of 1986, as amended and applicable state statutes.  Under an S-Corporation election, the income of the Company flows through to the shareholders to be taxed at the individual level rather than the corporate level.  Accordingly, the Company had no tax liability at the federal level (with limited exceptions) as long as the S-Corporation election was in effect.

Note 9	– Subsequent Events

The Company has evaluated subsequent events through the date when the financial statements are available to be issued.  The management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

SwellPath Inc.
December 31, 2014 and 2013
Notes to the Financial Statements

Note 9 - Subsequent Events (continued)

Merger

On March 20, 2015, the Company entered into and consummated a Securities Purchase Agreement (the “SwellPath SPA”) with 6D Global Technologies Inc. (“6D Global”) to sell all of the issued and outstanding shares (the “SwellPath Shares”) of the Company.

6D Global is headquartered in New York, New York and is a digital business solutions company serving the digital marketing and technology needs of enterprise-class organizations worldwide.  6D Global offers a full suite of services and solutions to help large organizations optimize digital business channels and create better experiences for their customers.

The purchase price for the SwellPath Shares was comprised of: (i) cash in the amount of $300,000; (ii) 300,000 shares of the 6D Global’s Common Stock; and (iii) up to an additional 300,000 shares of 6D Global Common Stock and $650,000, based upon the achievement by the Company of certain performance milestones within the first and second anniversaries of the closing of the transaction.  In addition, the 6D Global acquired all of the goodwill associated with the Company from its founder, Adam Ware, for cash in the amount $300,000.   Also, the 6D Global agreed to an employment agreement with Mr. Ware to serve as Vice-President, containing customary terms, conditions and covenants for such an agreement.  The purchase price in excess of the fair value of the net book values of the identifiable assets acquired and liabilities assumed was allocated to intangible assets based on management’s best estimate of fair values, taking into account all relevant information available at the time of acquisition, and the excess was allocated to goodwill.  The goodwill and identifiable intangible assets are not deductible for tax purposes.  The intangible assets are being amortized over their expected period of benefit.

Debt & Credit

The company renewed the agreement with Umpqua Bank for the credit line of $25,000.  As of March 30, 2015, the balance on the account is $18,388.

The company American Express credit card limit was increased to $21,000 in February 2015.  The balance on the account as of March 30, 2015 was $0.

Property Lease

The company has given written approval to renew the lease on the Minneapolis office location.  The lease will begin June 1, 2015 and terminate May 31, 2016. The monthly payments will increase to approximately $1,100.

Waiver of Share Options Grants

All share options grants that have been issued were waived by the recipients as of March 19, 2015.

Treasury Share Transaction

During the first quarter of 2015, a co-founder of the Company repurchased 154,361 shares of the Company’s outstanding Common Shares for an aggregate $24,726.